Exhibit 99.1

First National Corporation Announces First Quarter Earnings

STRASBURG, Va., April 23, 2019 --- First National Corporation (the “Company” or “First National”) (NASDAQ:FXNC) reported net income of $2.3 million, or $0.46 per diluted share, for the first quarter of 2019, compared to $2.7 million or $0.54 per diluted share for the first quarter of 2018. The decrease in net income resulted primarily from a $648 thousand decrease in noninterest income, which included a $456 thousand decrease in income from bank-owned life insurance. Net interest income increased by $352 thousand, or 5%, compared to the first quarter of 2018. On April 18, 2019, the Company began trading on the Nasdaq Capital Market stock exchange under the symbol FXNC.

Key accomplishments in the first quarter of 2019:

•	Total assets reached $775 million

•	Return on average equity of 13.47%

•	Return on average assets of 1.21%

•	Net interest margin of 3.97%

•	Loan growth of $7.6 million for the quarter

•	Deposit growth of $13.7 million for the quarter

“The Company continued to deliver superior financial performance in the first quarter,” said Scott Harvard, president and chief executive officer of First National. Harvard added, “We are pleased to report an increase in net interest income over the same quarter one year ago, which was driven by high quality loan growth and an improved net interest margin. While asset quality continues to be excellent, we are mindful of how late we may be in the current economic cycle and remain committed to adhering to consistent underwriting of today’s credits.”

BALANCE SHEET

Total assets of First National increased $7.2 million to $775.1 million, compared to $767.9 million at March 31, 2018. The earning asset composition changed favorably as loans, net of the allowance for loan losses, increased $29.9 million, or 6%, while securities and interest-bearing deposits in banks decreased $25.9 million, or 13%, when comparing the periods.

Total deposits decreased $8.6 million to $684.2 million, compared to $692.8 million at March 31, 2018. The deposit portfolio composition remained stable as noninterest-bearing deposits were 28% and 27% of total deposits at March 31, 2019 and 2018, respectively.

Shareholders’ equity increased $10.0 million to $69.7 million at March 31, 2019, compared to $59.7 million one year ago, primarily from an increase in retained earnings. Tangible common equity totaled $69.3 million at the end of the first quarter, an increase of 18% compared to $58.9 million at March 31, 2018. The Company’s wholly-owned banking subsidiary, First Bank, was considered well-capitalized based on regulatory requirements at the end of the year.

ANALYSIS OF THE THREE-MONTH PERIOD

Net interest income increased $352 thousand, or 5%, to $6.9 million for the quarter ended March 31, 2019, compared to $6.5 million for the first quarter of 2018. The increase resulted from a higher net interest margin and higher average earning asset balances. Average earning asset balances increased 1%, and the net interest margin increased 18 basis points to 3.97% for the quarter ended March 31, 2019, compared to 3.79% for the same period in 2018. The increase in the net interest margin resulted from a 38 basis point increase in the yield on average earning assets, which was partially offset by an 20 basis point increase in interest expense as a percent of average earning assets.

The higher yield on average earning assets was primarily attributable to an increase in yields on loans, securities and interest-bearing deposits in banks. The increase in interest expense was primarily attributable to higher interest rates paid on deposits, as the cost of total interest-bearing deposits increased by 28 basis points, which compared favorably to increases of 100 basis points in the target federal funds rate during 2018.

Noninterest income decreased $648 thousand to $2.0 million, compared to $2.6 million for the same period of 2018. The decrease was primarily attributable to a $456 thousand decrease in bank owned life insurance and a $194 thousand decrease in other income. The decrease in bank owned life insurance revenue was a result of a death benefit recorded in the first quarter of 2018. The decrease in other operating income was primarily attributable to the termination of the Company’s pension plan and the subsequent distribution of plan assets in the prior year, which resulted in a one-time increase in other operating income of $126 thousand during the first quarter of 2018. The decreases were partially offset by a $30 thousand, or 7%, increase in wealth management fees.

Noninterest expense increased $232 thousand, or 4%, to $6.1 million for the first quarter, compared to the same period one year ago. Legal and professional fees increased $50 thousand, which resulted primarily from an increase in investment advisory costs of the wealth management department, and audit fees related to new requirements for internal controls over financial reporting. The increase in investment advisory expense correlated with the increase in wealth management revenue when comparing the periods. Telecommunications expense increased $47 thousand as a result of a refund of overbilled services that favorably impacted the first quarter of 2018. Occupancy expense increased $38 thousand primarily from expenses associated with closing of one branch office and improvements to an existing branch office. These increases were partially offset by decreases in expense categories, including amortization expense, postage expense and FDIC assessments.

ASSET QUALITY/LOAN LOSS PROVISION

There was no provision for loan losses recorded for the first quarter of 2019, compared to $100 thousand for the first quarter 2018. Net charge-offs totaled $63 thousand for the first quarter of 2019 compared to $154 thousand for the same period of 2018. Nonperforming assets totaled $1.9 million, or 0.25% of total assets at March 31, 2019, compared to $682 thousand, or 0.09% of total assets, one year ago. The allowance for loan losses totaled $4.9 million, or 0.90% of total loans, and $5.3 million, or 1.01% of total loans, at March 31, 2019 and 2018, respectively.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and other filings with the Securities and Exchange Commission.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (NASDAQ: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, one loan production office, a customer service center in a retirement community, and 14 bank branch office locations located throughout the Shenandoah Valley and central regions of Virginia. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

CONTACTS

Scott C. Harvard                                M. Shane Bell
President and CEO                                Executive Vice President and CFO
(540) 465-9121                                    (540) 465-9121
sharvard@fbvirginia.com                            sbell@fbvirginia.com

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Income Statement
Interest income
Interest and fees on loans	$6,996	$7,106	$6,917	$6,546	$6,305
Interest on deposits in banks	110	105	88	186	160
Interest on securities
Taxable interest	737	771	797	776	680
Tax-exempt interest	156	153	156	156	145
Dividends on restricted securities	24	24	23	22	22
Total interest income	$8,023	$8,159	$7,981	$7,686	$7,312
Interest expense
Interest on deposits	$922	$798	$702	$665	$590
Interest on subordinated debt	89	91	91	89	89
Interest on junior subordinated debt	111	105	105	101	86
Interest on other borrowings	2	—	—	—	—
Total interest expense	$1,124	$994	$898	$855	$765
Net interest income	$6,899	$7,165	$7,083	$6,831	$6,547
Provision for loan losses	—	500	—	—	100
Net interest income after provision for loan losses	$6,899	$6,665	$7,083	$6,831	$6,447
Noninterest income
Service charges on deposit accounts	$701	$814	$818	$784	$762
ATM and check card fees	517	642	540	555	519
Wealth management fees	437	443	423	409	407
Fees for other customer services	175	154	143	151	153
Income from bank owned life insurance	103	97	107	77	559
Net gains (losses) on securities	—	(1)	—	—	—
Net gains on sale of loans	22	23	39	15	9
Other operating income	30	107	108	76	224
Total noninterest income	$1,985	$2,279	$2,178	$2,067	$2,633
Noninterest expense
Salaries and employee benefits	$3,443	$3,306	$3,371	$3,227	$3,383
Occupancy	438	424	387	387	400
Equipment	420	410	396	420	423
Marketing	141	155	123	161	109
Supplies	73	91	75	88	80
Legal and professional fees	241	343	229	223	191
ATM and check card expense	216	178	217	211	203
FDIC assessment	69	68	78	66	82
Bank franchise tax	130	117	118	118	115
Telecommunications expense	83	79	83	98	36
Data processing expense	173	173	168	170	162
Postage expense	48	51	42	42	61
Amortization expense	90	99	108	120	131
Other real estate owned expense (income), net	—	—	2	1	(23)
Net loss on disposal of premises and equipment	—	—	2	—	—
Other operating expense	533	587	551	532	513
Total noninterest expense	$6,098	$6,081	$5,950	$5,864	$5,866
Income before income taxes	$2,786	$2,863	$3,311	$3,034	$3,214
Income tax expense	525	542	635	583	527
Net income	$2,261	$2,321	$2,676	$2,451	$2,687

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Common Share and Per Common Share Data
Net income, basic	$0.46	$0.47	$0.54	$0.49	$0.54
Weighted average shares, basic	4,960,264	4,957,055	4,955,162	4,952,712	4,949,112
Net income, diluted	$0.46	$0.47	$0.54	$0.49	$0.54
Weighted average shares, diluted	4,964,134	4,960,597	4,958,162	4,954,265	4,952,373
Shares outstanding at period end	4,963,487	4,957,694	4,956,925	4,953,356	4,952,575
Tangible book value at period end	$13.97	$13.35	$12.72	$12.31	$11.89
Cash dividends	$0.09	$0.05	$0.05	$0.05	$0.05

Key Performance Ratios
Return on average assets	1.21%	1.22%	1.41%	1.29%	1.45%
Return on average equity	13.47%	14.15%	16.89%	16.23%	18.47%
Net interest margin	3.97%	4.05%	4.02%	3.86%	3.79%
Efficiency ratio (1)	67.23%	62.99%	62.68%	64.17%	62.39%

Average Balances
Average assets	$757,910	$753,112	$750,619	$762,626	$751,164
Average earning assets	709,690	706,323	703,894	715,163	704,947
Average shareholders’ equity	68,089	65,077	62,882	60,592	58,979

Asset Quality
Loan charge-offs	$228	$374	$295	$294	$206
Loan recoveries	165	82	57	61	52
Net charge-offs	63	292	238	233	154
Non-accrual loans	1,915	3,172	2,738	2,330	682
Other real estate owned, net	—	—	—	68	—
Nonperforming assets	1,915	3,172	2,738	2,398	682
Loans 30 to 89 days past due, accruing	1,002	1,446	2,707	3,408	2,602
Loans over 90 days past due, accruing	133	235	261	549	773
Troubled debt restructurings, accruing	259	264	269	273	278
Special mention loans	1,910	2,078	2,718	3,988	5,365
Substandard loans, accruing	3,132	3,522	1,216	3,798	9,003

Capital Ratios (2)
Total capital	$80,780	$74,697	$72,807	$71,026	$69,435
Tier 1 capital	75,834	69,688	68,006	65,987	64,163
Common equity tier 1 capital	75,834	69,688	68,006	65,987	64,163
Total capital to risk-weighted assets	14.49%	13.62%	13.25%	13.47%	13.52%
Tier 1 capital to risk-weighted assets	13.60%	12.71%	12.38%	12.52%	12.50%
Common equity tier 1 capital to risk-weighted assets	13.60%	12.71%	12.38%	12.52%	12.50%
Leverage ratio	10.01%	9.26%	9.07%	8.66%	8.55%

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Balance Sheet
Cash and due from banks	$10,862	$13,378	$11,370	$13,501	$11,185
Interest-bearing deposits in banks	31,833	15,240	10,068	27,762	58,092
Securities available for sale, at fair value	121,202	99,857	102,748	106,707	93,699
Securities held to maturity, at amortized cost	19,489	43,408	44,239	45,701	46,791
Restricted securities, at cost	1,701	1,688	1,590	1,590	1,590
Loans held for sale	200	419	516	1,195	68
Loans, net of allowance for loan losses	545,529	537,847	535,020	525,894	515,664
Other real estate owned, net of valuation allowance	—	—	—	68	—
Premises and equipment, net	20,282	20,066	19,557	19,633	19,833
Accrued interest receivable	2,143	2,113	2,138	2,073	1,869
Bank owned life insurance	17,094	13,991	13,894	13,787	13,711
Core deposit intangibles, net	382	472	571	679	799
Other assets	4,361	4,490	4,743	4,774	4,553
Total assets	$775,078	$752,969	$746,454	$763,364	$767,854

Noninterest-bearing demand deposits	$189,261	$181,964	$186,293	$196,839	$189,460
Savings and interest-bearing demand deposits	377,673	369,383	360,988	367,399	378,330
Time deposits	117,290	119,219	119,823	122,291	125,035
Total deposits	$684,224	$670,566	$667,104	$686,529	$692,825
Other borrowings	5,000	—	—	—	—
Subordinated debt	4,969	4,965	4,961	4,956	4,952
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	1,878	1,485	1,459	952	1,105
Total liabilities	$705,350	$686,295	$682,803	$701,716	$708,161

Preferred stock	$—	$—	$—	$—	$—
Common stock	6,204	6,197	6,196	6,192	6,191
Surplus	7,515	7,471	7,438	7,346	7,312
Retained earnings	56,629	54,814	52,741	50,313	48,109
Accumulated other comprehensive loss, net	(620)	(1,808)	(2,724)	(2,203)	(1,919)
Total shareholders’ equity	$69,728	$66,674	$63,651	$61,648	$59,693
Total liabilities and shareholders’ equity	$775,078	$752,969	$746,454	$763,364	$767,854

Loan Data
Mortgage loans on real estate:
Construction and land development	$48,948	$45,867	$42,982	$37,350	$33,941
Secured by farm land	883	880	942	975	848
Secured by 1-4 family residential	217,527	215,945	211,938	211,101	208,338
Other real estate loans	220,513	218,673	223,961	223,387	221,504
Loans to farmers (except those secured by real estate)	806	1,035	937	476	403
Commercial and industrial loans (except those secured by real estate)	45,239	43,570	41,924	40,467	38,850
Consumer installment loans	11,890	12,061	12,301	12,315	12,140
Deposit overdrafts	204	275	249	231	222
All other loans	4,465	4,550	4,587	4,631	4,690
Total loans	$550,475	$542,856	$539,821	$530,933	$520,936
Allowance for loan losses	(4,946)	(5,009)	(4,801)	(5,039)	(5,272)
Loans, net	$545,529	$537,847	$535,020	$525,894	$515,664

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$6,996	$7,106	$6,917	$6,546	$6,305
Interest income – investments and other	1,027	1,053	1,064	1,140	1,007
Interest expense – deposits	(922)	(798)	(702)	(665)	(590)
Interest expense – subordinated debt	(89)	(91)	(91)	(89)	(89)
Interest expense – junior subordinated debt	(111)	(105)	(105)	(101)	(86)
Interest expense – other borrowings	(2)	—	—	—	—
Total net interest income	$6,899	$7,165	$7,083	$6,831	$6,547
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$11	$11	$12	$11	$10
Tax benefit realized on non-taxable interest income – municipal securities	41	42	41	41	39
Total tax benefit realized on non-taxable interest income	$52	$53	$53	$52	$49
Total tax-equivalent net interest income	$6,951	$7,218	$7,136	$6,883	$6,596

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense, amortization of intangibles, and gains and losses on disposal of premises and equipment by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains and losses on sales of securities. Tax-equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 21%. See the tables above for tax-equivalent net interest income and reconciliations of net interest income to tax-equivalent net interest income. The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such. Management believes, however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

(2) All capital ratios reported are for First Bank.